U. S. SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549


                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933


               American IR Technologies, Inc.
   ------------------------------------------------------
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           NEVADA                         88-0440536
(STATE OR OTHER JURISDICTION            (IRS EMPLOYER
             OF
      INCORPORATION OR               IDENTIFICATION NO.)
       ORGANIZATION)

   3080 Post Road, Las Vegas NV                89118
  (Address of principal executive            (Zip Code)
             offices)


Registrant's telephone number,          (702) 368-4571
including area code:

3110 S. Valley View, Suite 201, Las             89102
             Vegas, NV
   (Registrant's former address)             (Zip code)

                Consulting Agreements Between
                       The Company and
  Elsa Bugarini, Tore Dietrich, Christopher McNeill, Larry
  Klesman, Ross Wilkinson, Betty Vancrey, Mitchell Nusbaum,
               Michael Sund, and Vaughn Inman
                  (Full title of the plans)

              Corporate Agents of Nevada, Inc.
               3110 S. Valley View, Suite 105
                   Las Vegas, Nevada 89102
           ---------------------------------------
           (Name and address of agent for service)

                       (702) 876-8820
------------------------------------------------------------
                              -
    (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR
                          SERVICE)

                COPIES OF COMMUNICATIONS TO:
                    Thomas C. Cook, Esq.
             Thomas C. Cook and Associates, Ltd.
              3110 South Valley View, Suite 106
                  Las Vegas, Nevada  89102
                       (702) 876-5941

/1/
============================================================================

               CALCULATION OF REGISTRATION FEE

                                        Proposed    Proposed
                                        maximum     maximum
                                        offering   aggregate    Amount of
Title of securities   Amount to be      price       offering   registration
to be registered      registered        per unit     price          fee
----------------------------------------------------------------------------

Common Stock, par     555,520 Shares    $0.20      $111,104       $27.78
value, $.001 per
share
----------------------------------------------------------------------------

*Estimated solely for purposes of calculating the registration fee. Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the bid and asked price of Common Stock of American IR Technologies, Inc. as reported on the NASD over-the-counter bulletin board on March 8, 2001.

                           PART I

          Information Required in the Section 10(a)
          Prospectus

Item 1.  Plan Information

The Company is offering shares of its common stock to various individuals for consulting services on the Company's behalf. This issuance of shares is being made pursuant to consulting agreements between the Company and the individuals. The Company has equated this number of shares to the value of the consulting services provided or to be provided by these individuals. The shares issued hereunder will not be subject to any resale restrictions. The following individuals will receive the number of shares listed next to their names:

        Elsa Bugarini           12,750
        Tore Dietrich          112,250
        Christopher McNeill    265,000
        Larry Klesman           25,000
        Ross Wilkinson          12,100
        Betty Vancrey            1,000
        Mitchell Nusbaum        38,710
        Michael Sund            38,710
        Vaughn Inman            50,000

                           PART II

          Information Required in the Registration Statement

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and Exchange Commission (the "Commission") by American IR
Technologies, Inc., a Nevada corporation (the Company"), are incorporated herein by reference:

/2/

         (a) The registrant's Articles of Incorporation filed on October 29,
             1999;
         (b) The registrant's By-Laws filed on October 29, 1999;

         (c) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 1999; and

         (d) All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act during the effectiveness of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The shares registered herein are being issued to the consultants for services provided to the Registrant. Neither the Registrant's Accountants nor any other experts named in the registration statement has any equity or other interest in the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

THE ARTICLES OF INCORPORATION OF THE COMPANY PROVIDE FOR INDEMNIFICATION OF EMPLOYEES AND OFFICERS IN CERTAIN CASES. INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURTIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

In addition, Section 78.751 of the Nevada General Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

/3/

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting o directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official

/4/

capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

          4.11 - Consulting Agreement between
                   American IR Technologies, Inc. and Elsa Bugarini
          4.12 - Consulting Agreement between
                   American IR Technologies, Inc. and Tore Dietrich
          4.13 - Consulting Agreement between
                   American IR Technologies, Inc. and Christopher McNeill
          4.14 - Independent Contractor Agreement between
                   American IR Technologies, Inc. and Larry Klesman
          4.15 - Consulting Agreement between
                   American IR Technologies, Inc. and Ross Wilkinson
          4.16 - Consulting Agreement between
                   American IR Technologies, Inc. and Betty Vancrey
          4.17 - Independent Contractor Agreement between
                   American IR Technologies, Inc. and Mitchell Nusbaum
          4.18 - Independent Contractor Agreement between
                   American IR Technologies, Inc. and Michael Sund
          4.19 - Consulting Agreement between
                   American IR Technologies, Inc. and Vaughn Inman
          5.3  - Opinion of Thomas C. Cook and Associates, Ltd.
         23.3  - Consent of Thomas C. Cook and Associates, Ltd.
                  (included in Exhibit 5).
         23.4  - Consent of Stark, Tinter and Associates, LLC
         24.3  - Power of Attorney (included in signature page).

/5/

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

/6/

                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, the State of Nevada, on this 29 day of March, 2001.


                              American IR Technologies, Inc.



                              By:  /s/ Ron Ryan
                                 --------------------------
                                 Ron Ryan, President




Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                                        March 29, 2001
/s/ Ron Ryan
-----------------------------
Ron Ryan
President and Director


                                        March 29, 2001
/s/ Gerald Peatz
-----------------------------
Gerald Peatz
Secretary and Director


/7/


Exhibit 4.11

                  CONSULTING SERVICES AGREEMENT

     THIS CONSULTING SERVICES AGREEMENT (this "Agreement"), dated as of November 29, 2000, between American IR Technologies, Inc., a Nevada corporation (the "Company"), and Elsa Bugarini ("Consultant"), An individual.

WITNESSETH:

WHEREAS, Company desires to retain Consultant to consult and advise the Company, and Consultant is willing to provide such services:

NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the parties agree as follows:

Consulting Arrangement. The Company hereby engages Consultant as an independent contractor and not as an employee, to render consulting services to the Company as hereinafter provided and Consultant hereby accepts such engagement for a period commencing on August 1, 2000 and ending on the January 31, 2001. Consultant agrees that Consultant will not have any authority to bind or act on behalf of the Company. Consultant shall at all times be an independent contractor hereunder, rather than an agent, coventurer, employee or representative of the Company. The Company hereby acknowledges and agrees that Consultant may engage directly or indirectly in other businesses and ventures and shall not be required to perform any services under this Agreement when, or for such periods in which, the rendering of such services shall unduly interfere with such other businesses and ventures, providing that such undertakings do not completely preempt Consultant's availability during the term of this Agreement. Neither Consultant nor his employees will be considered by reason of the provisions of this Agreement or otherwise as being an employee of the Company or as being entitled to participate in any health insurance, medical, pension, bonus or similar employee benefit plans sponsored by the Company for its employees. Consultant shall report all earnings under this Agreement in the manner appropriate to its status as an independent contractor and shall file all necessary reports and pay all taxes with respect to such payments.

          Services

          1. Subject to the terms and conditions of this Agreement, the Company hereby engages the Consultant, and Consultant hereby accepts the engagement, to provide advice, analysis and recommendations (the "Services") to the Company with respect to the following:

               1.   Short- and long-term media consulting and implementation
		   2.   Short- and long-term strategic planning


During the term of this Agreement, Consultant shall render such consulting services as the Company from time to time reasonably requests, which services shall include but not be limited to those rendered by Consultant to Company prior to the date hereof; provided that:

/8/

 (a) To the extent practicable such services shall be furnished only at such time and places as are mutually satisfactory to the Company and Consultant; and

 (b) Consultant shall not be called upon to devote more than 10 hours in any week in performing such services and shall not be required to perform any services hereunder while Consultant is on vacation or suffering from an illness.

          2. Compensation and Expenses. For the Services provided by the Consultant, the Company (i) shall compensate the Consultant by delivering to the Consultant, not later than March 21, 2001, twelve thousand seven hundred and fifty (12,750) shares of the common stock of the Company ("Common Stock") that is Freely Tradeable (as hereinafter defined). "Freely Tradeable" means shares that may be sold at any time by the Consultant free of any contractual or other restriction on transfer and which have been appropriately listed or registered for such sale on all securities markets on any shares of the Common Stock are currently so listed or registered; and (ii) will reimburse the Consultant for reasonable out-of-pocket pre approved expenses incurred in connection with the performance of the Services, provided, however, that Consultant submits receipts or other expense records to the Company in accordance with the Company's general reimbursement policy then in effect.

          3. Employee Benefit Plans. Because Consultant is a consultant to and not an employee of the Company, Consultant shall not be entitled to participate in any employee benefit plans in effect for employees of the Company.

          4. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Company and its affiliates, successors and assigns and is binding upon and inures to the benefit of Consultant and his successors and assigns; provided that in no event shall Consultant's obligations to perform the Services be delegated or transferred by Consultant without the prior written consent of the Company.

          5. Term. This Agreement shall commence on the date hereof and, unless sooner terminated in accordance with the provisions of Section 6 hereof, shall expire on January 31, 2001.

          6. Termination. Either the Company or Consultant may terminate this Agreement for material breach upon at least thirty
(30) days prior written notice specifying the nature of the breach, if such breach has not been substantially cured within the thirty (30) day period.

          7. Independent Contractor Relationship. Consultant and the Company are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint ventures. Neither party shall have the power or right to bind or obligate the other party, nor shall it hold itself out as having such authority.

          8. Indemnification. Company shall indemnify and hold harmless the Consultant from and against any and all losses, damages, liabilities, reasonable attorney's fees, court costs and expenses resulting or arising from any third-party claims, actions, proceedings, investigations, or litigation relating to

/9/

or arising from or in connection with this Agreement, or any act or omission by Company.

          9. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) when sent by facsimile transmission, when receipt therefor has been duly received, or
(iii) when mailed by United States registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed set forth in the preamble to this Agreement or to such other address as any party may have furnished to the other in any writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          10. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by authorized officers of each party. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of New York. Any controversy arising under or in relation to this Agreement shall be settled by binding arbitration in New York, New York in accordance with the laws of the State of New York and the rules of the American Arbitration Association.

          11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          12. Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability, without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reduction it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.


/10/



     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Company and Consultant as of the date first written above.




                                   American IR Technologies, Inc.


                                   By: /s/ Ron Ryan
                                     ------------
                                     Name:     Ron Ryan
                                     Title:    President

                                   Consultant


                                   By: /s/ Elsa Bugarini
                                      -----------------
                                    Name:     Elsa Bugarini

/11/


Exhibit 4.12

                  CONSULTING SERVICES AGREEMENT

     THIS CONSULTING SERVICES AGREEMENT (this "Agreement"), dated as of November 29, 2000, between American IR Technologies, Inc., a Nevada corporation (the "Company"), and Tore Dietrich ("Consultant"), an individual.

WITNESSETH:

WHEREAS, Company desires to retain Consultant to consult and advise the Company, and Consultant is willing to provide such services:

NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the parties agree as follows:

Consulting Arrangement. The Company hereby engages Consultant as an independent contractor and not as an employee, to render consulting services to the Company as hereinafter provided and Consultant hereby accepts such engagement for a period commencing on August 1, 2000 and ending on the January 31, 2000. Consultant agrees that Consultant will not have any authority to bind or act on behalf of the Company. Consultant shall at all times be an independent contractor hereunder, rather than an agent, coventurer, employee or representative of the Company. The Company hereby acknowledges and agrees that Consultant may engage directly or indirectly in other businesses and ventures and shall not be required to perform any services under this Agreement when, or for such periods in which, the rendering of such services shall unduly interfere with such other businesses and ventures, providing that such undertakings do not completely preempt Consultant's availability during the term of this Agreement. Neither Consultant nor his employees will be considered by reason of the provisions of this Agreement or otherwise as being an employee of the Company or as being entitled to participate in any health insurance, medical, pension, bonus or similar employee benefit plans sponsored by the Company for its employees. Consultant shall report all earnings under this Agreement in the manner appropriate to its status as an independent contractor and shall file all necessary reports and pay all taxes with respect to such payments.

          Services

          1. Subject to the terms and conditions of this Agreement, the Company hereby engages the Consultant, and Consultant hereby accepts the engagement, to provide advice, analysis and recommendations (the "Services") to the Company with respect to the following:

               1.   Short- and long-term media consulting and implementation
               2.   Short- and long-term strategic planning


During the term of this Agreement, Consultant shall render such consulting services as the Company from time to time reasonably requests, which services shall include but not be limited to those rendered by Consultant to Company prior to the date hereof; provided that:

 (a) To the extent practicable such services shall be furnished only at such time and places as are mutually satisfactory to the Company and Consultant; and

/12/

 (b) Consultant shall not be called upon to devote more than 10 hours in any week in performing such services and shall not be required to perform any services hereunder while Consultant is on vacation or suffering from an illness.

          2. Compensation and Expenses. For the Services provided by the Consultant, the Company (i) shall compensate the Consultant by delivering to the Consultant, not later than March 21, 2001, one hundred and twelve thousand, two hundred and fifty (112,250) shares of the common stock of the Company ("Common Stock") that is Freely Tradeable (as hereinafter defined). "Freely Tradeable" means shares that may be sold at any time by the Consultant free of any contractual or other restriction on transfer and which have been appropriately listed or registered for such sale on all securities markets on any shares of the Common Stock are currently so listed or registered; and (ii) will reimburse the Consultant for reasonable out-of-pocket pre approved expenses incurred in connection with the performance of the Services, provided, however, that Consultant submits receipts or other expense records to the Company in accordance with the Company's general reimbursement policy then in effect.

          3. Employee Benefit Plans. Because Consultant is a consultant to and not an employee of the Company, Consultant shall not be entitled to participate in any employee benefit plans in effect for employees of the Company.

          4. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Company and its affiliates, successors and assigns and is binding upon and inures to the benefit of Consultant and his successors and assigns; provided that in no event shall Consultant's obligations to perform the Services be delegated or transferred by Consultant without the prior written consent of the Company.

          5. Term. This Agreement shall commence on the date hereof and, unless sooner terminated in accordance with the provisions of Section 6 hereof, shall expire on January 31, 2000.

          6. Termination. Either the Company or Consultant may terminate this Agreement for material breach upon at least thirty
(30) days prior written notice specifying the nature of the breach, if such breach has not been substantially cured within the thirty (30) day period.

          7. Independent Contractor Relationship. Consultant and the Company are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint ventures. Neither party shall have the power or right to bind or obligate the other party, nor shall it hold itself out as having such authority.

          8. Indemnification. Company shall indemnify and hold harmless the Consultant from and against any and all losses, damages, liabilities, reasonable attorney's fees, court costs and expenses resulting or arising from any third-party claims, actions, proceedings, investigations, or litigation relating to or arising from or in connection with this Agreement, or any act or omission by Company.

/13/

          9. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) when sent by facsimile transmission, when receipt therefor has been duly received, or
(iii) when mailed by United States registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed set forth in the preamble to this Agreement or to such other address as any party may have furnished to the other in any writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          10. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by authorized officers of each party. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of New York. Any controversy arising under or in relation to this Agreement shall be settled by binding arbitration in New York, New York in accordance with the laws of the State of New York and the rules of the American Arbitration Association.

          11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          12. Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability, without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reduction it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.


/14/



     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Company and Consultant as of the date first written above.

                                  American IR Technologies, Inc.


                                  By: /s/ Ron Ryan
                                     ------------
                                     Name: Ron Ryan
                                     Title:President


                                  Consultant




                                 By:/s/ Tore Dietrich
                                    -----------------
                                    Name: Tore Dietrich

/15/

Exhibit 4.13

                  CONSULTING SERVICES AGREEMENT

     THIS CONSULTING SERVICES AGREEMENT (this "Agreement"), dated as of November 29, 2000, between American IR Technologies, Inc., a Nevada corporation (the "Company"), and Christopher P. McNeill
("Consultant"), an individual.

WITNESSETH:

WHEREAS, Company desires to retain Consultant to consult and advise the Company, and Consultant is willing to provide such services:

NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the parties agree as follows:

Consulting Arrangement. The Company hereby engages Consultant as an independent contractor and not as an employee, to render consulting services to the Company as hereinafter provided and Consultant hereby accepts such engagement for a period commencing on September 1, 2000 and ending on February 28, 2001. Consultant agrees that Consultant will not have any authority to bind or act on behalf of the Company. Consultant shall at all times be an independent contractor hereunder, rather than an agent, coventurer, employee or representative of the Company. The Company hereby acknowledges and agrees that Consultant may engage directly or indirectly in other businesses and ventures and shall not be required to perform any services under this Agreement when, or for such periods in which, the rendering of such services shall unduly interfere with such other businesses and ventures, providing that such undertakings do not completely preempt Consultant's availability during the term of this Agreement. Neither Consultant nor his employees will be considered by reason of the provisions of this Agreement or otherwise as being an employee of the Company or as being entitled to participate in any health insurance, medical, pension, bonus or similar employee benefit plans sponsored by the Company for its employees. Consultant shall report all earnings under this Agreement in the manner appropriate to its status as an independent contractor and shall file all necessary reports and pay all taxes with respect to such payments.

          Services

          1. Subject to the terms and conditions of this Agreement, the Company hereby engages the Consultant, and Consultant hereby accepts the engagement, to provide advice, analysis and recommendations (the "Services") to the Company with respect to the following:

               1.   Short- and long-term strategic planning
               2.   Short-term crisis management
               3.   Meeting with/selecting qualified companies for joint
                     ventures
               4.   Contacting and interviewing qualified:
                    Investor Relations Firms
                    Legal Counsel
               5.   Identification/selection of board members
               6.   Identification of qualified investors

/16/

During the term of this Agreement, Consultant shall render such consulting services as the Company from time to time reasonably requests, which services shall include but not be limited to those rendered by Consultant to Company prior to the date hereof; provided that:

 (a) To the extent practicable such services shall be furnished only at such time and places as are mutually satisfactory to the Company and Consultant; and

 (b) Consultant shall not be called upon to devote more than 4 weeks in any month in performing such services and shall not be required to perform any services hereunder while Consultant is on vacation or suffering from an illness.

          2. Compensation and Expenses. For the Services provided by the Consultant, the Company (i) shall compensate the Consultant by delivering to the Consultant, not later than March 30, 2001, two-hundred and sixty-five thousand (265,000) shares of the common stock of the Company ("Common Stock") that is Freely Tradeable (as hereinafter defined). "Freely Tradeable" means shares that may be sold at any time by the Consultant free of any contractual or other restriction on transfer and which have been appropriately listed or registered for such sale on all securities markets on any shares of the Common Stock are currently so listed or registered; and (ii) will reimburse the Consultant for reasonable out-of-pocket pre approved expenses incurred in connection with the performance of the Services, provided, however, that Consultant submits receipts or other expense records to the Company in accordance with the Company's general reimbursement policy then in effect.

          3. Employee Benefit Plans. Because Consultant is a consultant to and not an employee of the Company, Consultant shall not be entitled to participate in any employee benefit plans in effect for employees of the Company.

          4. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Company and its affiliates, successors and assigns and is binding upon and inures to the benefit of Consultant and his successors and assigns; provided that in no event shall Consultant's obligations to perform the Services be delegated or transferred by Consultant without the prior written consent of the Company.

          5. Term. This Agreement shall commence on the date hereof and, unless sooner terminated in accordance with the provisions of Section 6 hereof, shall expire on February 28, 2001.

          6. Termination. Either the Company or Consultant may terminate this Agreement for material breach upon at least thirty
(30) days prior written notice specifying the nature of the breach, if such breach has not been substantially cured within the thirty (30) day period.

          7. Independent Contractor Relationship. Consultant and the Company are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint ventures. Neither party shall have the power or right to bind or obligate the other party, nor shall it hold itself out as having such authority.

/17/

          8. Indemnification. Company shall indemnify and hold harmless the Consultant from and against any and all losses, damages, liabilities, reasonable attorney's fees, court costs and expenses resulting or arising from any third-party claims, actions, proceedings, investigations, or litigation relating to or arising from or in connection with this Agreement, or any act or omission by Company.

          9. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) when sent by facsimile transmission, when receipt therefore has been duly received, or
(iii) when mailed by United States registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed set forth in the preamble to this Agreement or to such other address as any party may have furnished to the other in any writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          10. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by authorized officers of each party. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of New York. Any controversy arising under or in relation to this Agreement shall be settled by binding arbitration in New York, New York in accordance with the laws of the State of New York and the rules of the American Arbitration Association.

          11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          12. Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability, without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reduction it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.


/18/

     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Company and Consultant as of the date first written above.

                                 American IR Technologies, Inc.


                                  By: /s/ Ron Allen Ryan
                                      ------------------
                                  Name: Ron Alan Ryan
                                        Title:President


                                 Consultant


                                  By: /s/ Christopher P. McNeill
                                      --------------------------
                                  Name: Christopher P. McNeill

/19/


Exhibit 4.14


                INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement ("Agreement") is made and effective this 7th day of March 2001 and between Larry Klesman
("Consultant") and American IR Technologies, Inc. ("Company").

Now, therefore, Consultant and Company agree as follows:

1.  Engagement.
Company hereby engages Consultant, and Consultant accepts engagement, to provide to Company the following services:
Operate in the capacity of an Advisor to the President / CEO and The Board of Directors of the Company.

2.  Term.
Consultant shall provide services to Company pursuant to this Agreement for a term commencing on March 7th, 2001 and ending on December 31st , 2001.

3.  Place of Work.
Consultant shall render services primarily at Consultant's and company's offices, but will, upon request, provide the services at Company offices or such other places as reasonably requested by Company as appropriate for the performance of particular services.

4.  Time.
Consultant's daily schedule and hours worked under this Agreement on a given day shall generally be subject to Consultant's discretion, provided that Consultant and Company anticipate that Consultant shall work on average 5 hours per week in the performance of services pursuant to this Agreement. Company relies upon Consultant to devote sufficient time as is reasonably necessary to fulfill the spirit and purpose of this Agreement.

5.  Payment.
Company shall pay Consultant 25,000 shares (free trading) in the common stock of the Company0 for services performed pursuant to this Agreement. Payment shall be made in one installment. Consultant shall bear all of Consultant's expenses incurred in the performance of this Agreement, unless otherwise arranged and agreed to in writing by the Company.

6.  Covenant Not to Compete.
During the term of this Agreement and for a period of two years thereafter, Consultant shall not within category, directly or indirectly, either for his own account, or as a partner, shareholder, officer, director, employee, agent or otherwise; own, manage, operate, control, be employed by, participate in, consult with, perform services for, or otherwise be connected with any business the same as or similar to the business conducted by Company. In the event any of the provisions of this
Section 6 are determined to be invalid by reason of their scope or duration, this Section 6 shall be deemed modified to the extent required to cure the invalidity. In the event of a breach, or a threatened breach, of this Section 6, Company shall be entitled to obtain an injunction restraining the commitments or continuance of the breach, as well as any other legal or equitable remedies permitted by law.

/20/


7.  Confidentiality.
During the term of this Agreement, and thereafter two years, Consultant shall not, without the prior written consent of Company, disclose to anyone any Confidential Information. "Confidential Information" for the purposes of this Agreement shall include Company's proprietary and confidential information such as, but not limited to, customer lists, business plans, marketing plans, financial information, designs, drawing, specifications, models, software, source codes and object codes. Confidential Information shall not include any information that:

A.  Is disclosed by Company without restriction;

B.  Becomes publicly available through no act of Consultant;

C.  Is rightfully received by Consultant from a third party.

8.  Termination.
A.  This Agreement may be terminated by Company as follows:
i. If Consultant is unable to provide the consulting services by reason of temporary or permanent illness, disability, incapacity or death.

ii. Breach or default of any obligation of Consultant pursuant to Section 6, Covenant Not to Compete, or Section 7,
Confidentiality, of this Agreement.

iii. Breach or default by Consultant of any other material obligation in this Agreement, which breach or default is not cured within five (5) days of written notice from Company.

B.  Consultant may terminate this Agreement as follows:
i. Breach or default of any material obligation of Company, which breach or default is not cured within five (5) days of written notice from Consultant.

ii. If Company files protection under the federal bankruptcy laws, or any bankruptcy petition or petition for receiver is commenced by a third party against Company, any of the foregoing of which remains undismissed for a period of sixty (60) days.

9.  Independent Contractor.
Consultant is and throughout this Agreement shall be an independent contractor and not an employee, partner or agent of Company. Consultant shall not be entitled to nor receive any benefit normally provided to Company's employees such as, but not limited to, vacation payment, retirement, health care or sick pay. Company shall not be responsible for withholding income or other taxes from the payments made to Consultant. Consultant shall be solely responsible for filing all returns and paying any income, social security or other tax levied upon or determined with respect to the payments made to Consultant pursuant to this Agreement.

10.  Tools and Supplies.
Unless otherwise agreed to by Company in advance, Consultant shall be solely responsible for procuring, paying for and maintaining any computer equipment, software, paper, tools or

/21/

supplies necessary or appropriate for the performance of Consultant's services hereunder.

11.  Controlling Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

12.  Headings.
The headings in this Agreement are inserted for convenience only and shall not be used to define, limit or describe the scope of this Agreement or any of the obligations herein.

13.  Final Agreement.
This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed only by an agreement in writing signed by both of the parties.

14.  Notices.
Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by recognized overnight courier service as follows:

     If to Consultant:
     Larry Klesman
     4225 Naperville Road, Suite 155
     Lisle, IL 60532

     If to Company:
     American IR Technologies, Inc.
     3080 West Post Rd.
     Las Vegas, NV 89118

15.  Severability.
If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

IN WITNESS WHEREOF, the parties as of the date first above written have executed this Agreement.





/s/ Larry Klessman                 /s/ Ron Ryan
------------------                 ------------
Larry Klesman                      Ron Ryan
Consultant                         American IR Technologies, Inc.

/22/


Exhibit 4.15

                  CONSULTING SERVICES AGREEMENT

     THIS CONSULTING SERVICES AGREEMENT (this "Agreement"), dated as of November 29, 2000, between American IR Technologies, Inc., a
Nevada corporation (the "Company"), and Ross Wilkinson ("Consultant"), an individual.

WITNESSETH:

WHEREAS, Company desires to retain Consultant to consult and advise the Company, and Consultant is willing to provide such services:

NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the parties agree as follows:

Consulting Arrangement. The Company hereby engages Consultant as an independent contractor and not as an employee, to render consulting services to the Company as hereinafter provided and Consultant hereby accepts such engagement for a period commencing on January 1, 2001 and ending on June 30, 2001. Consultant agrees that Consultant will not have any authority to bind or act on behalf of the Company. Consultant shall at all times be an independent contractor hereunder, rather than an agent, coventurer, employee or representative of the Company. The Company hereby acknowledges and agrees that Consultant may engage directly or indirectly in other businesses and ventures and shall not be required to perform any services under this Agreement when, or for such periods in which, the rendering of such services shall unduly interfere with such other businesses and ventures, providing that such undertakings do not completely preempt Consultant's availability during the term of this Agreement. Neither Consultant nor his employees will be considered by reason of the provisions of this Agreement or otherwise as being an employee of the Company or as being entitled to participate in any health insurance, medical, pension, bonus or similar employee benefit plans sponsored by the Company for its employees. Consultant shall report all earnings under this Agreement in the manner appropriate to its status as an independent contractor and shall file all necessary reports and pay all taxes with respect to such payments.

          Services

          1. Subject to the terms and conditions of this Agreement, the Company hereby engages the Consultant, and Consultant hereby accepts the engagement, to provide advice, analysis and recommendations (the "Services") to the Company with respect to the following:

               1.   Short- and long-term strategic planning
               2.   Computing, Telephony, Internet & E-commerce planning
                      and implementation


During the term of this Agreement, Consultant shall render such consulting services as the Company from time to time reasonably requests, which services shall include but not be limited to those rendered by Consultant to Company prior to the date hereof; provided that:


/23/

 (a) To the extent practicable such services shall be furnished only at such time and places as are mutually satisfactory to the Company and Consultant; and

 (b) Consultant shall not be called upon to devote more than ten hours in any week in performing such services and shall not be required to perform any services hereunder while Consultant is on vacation or suffering from an illness.

          2. Compensation and Expenses. For the Services provided by the Consultant, the Company (i) shall compensate the Consultant by delivering to the Consultant, not later than June 30, 2001, six thousand and six hundred (6,600) shares of the common stock of the Company ("Common Stock") that is Freely Tradeable (as hereinafter defined). This amount of shares represents payment for six monthly blocks, each of 10 hours of consulting, to be delivered by the consultant during the term of this agreement "Freely Tradeable" means shares that may be sold at any time by the Consultant free of any contractual or other restriction on transfer and which have been appropriately listed or registered for such sale on all securities markets on any shares of the Common Stock are currently so listed or registered; and (ii) will reimburse the Consultant for reasonable out-of-pocket pre approved expenses incurred in connection with the performance of the Services, provided, however, that Consultant submits receipts or other expense records to the Company in accordance with the Company's general reimbursement policy then in effect.

          3. Employee Benefit Plans. Because Consultant is a consultant to and not an employee of the Company, Consultant shall not be entitled to participate in any employee benefit plans in effect for employees of the Company.

          4. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Company and its affiliates, successors and assigns and is binding upon and inures to the benefit of Consultant and his successors and assigns; provided that in no event shall Consultant's obligations to perform the Services be delegated or transferred by Consultant without the prior written consent of the Company.

          5. Term. This Agreement shall commence on the date hereof and, unless sooner terminated in accordance with the provisions of Section 6 hereof, shall expire on June 30, 2001.

          6. Termination. Either the Company or Consultant may terminate this Agreement for material breach upon at least thirty
(30) days prior written notice specifying the nature of the breach, if such breach has not been substantially cured within the thirty (30) day period.

          7. Independent Contractor Relationship. Consultant and the Company are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint ventures. Neither party shall have the power or right to bind or obligate the other party, nor shall it hold itself out as having such authority.

          8. Indemnification. Company shall indemnify and hold harmless the Consultant from and against any and all losses, damages, liabilities, reasonable attorney's fees, court costs and expenses resulting or arising from any third-party claims,

/24/

actions, proceedings, investigations, or litigation relating to or arising from or in connection with this Agreement, or any act or omission by Company.

          9. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) when sent by facsimile transmission, when receipt therefor has been duly received, or
(iii) when mailed by United States registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed set forth in the preamble to this Agreement or to such other address as any party may have furnished to the other in any writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          10. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by authorized officers of each party. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of New York. Any controversy arising under or in relation to this Agreement shall be settled by binding arbitration in New York, New York in accordance with the laws of the State of New York and the rules of the American Arbitration Association.

          11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          12. Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability, without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reduction it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.


/25/

     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Company and Consultant as of the date first written above.

                                 American IR Technologies, Inc.



                                 By: /s/ Ron Ryan
                                     --------------
                                 Name:     Ron Ryan
                                 Title:    President


                                 Consultant


                                 By: /s/ Ross Wilkinson
                                    -------------------
                                 Name:     Ross Wilkinson

/26/


Exhibit 4.16

                  CONSULTING SERVICES AGREEMENT

     THIS CONSULTING SERVICES AGREEMENT (this "Agreement"), dated as  of November 29, 2000, between American IR Technologies, Inc.,
a   Nevada   corporation  (the  "Company"),  and  Betty   Vancrey
("Consultant"), an individual.

WITNESSETH:

WHEREAS, Company desires to retain Consultant to consult and advise the Company, and Consultant is willing to provide such services:

NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the parties agree as follows:

Consulting Arrangement. The Company hereby engages Consultant as an independent contractor and not as an employee, to render consulting services to the Company as hereinafter provided and Consultant hereby accepts such engagement for a period commencing on August 1, 2000 and ending on August 30, 2000. Consultant agrees that Consultant will not have any authority to bind or act on behalf of the Company. Consultant shall at all times be an independent contractor hereunder, rather than an agent, coventurer, employee or representative of the Company. The Company hereby acknowledges and agrees that Consultant may engage directly or indirectly in other businesses and ventures and shall not be required to perform any services under this Agreement when, or for such periods in which, the rendering of such services shall unduly interfere with such other businesses and ventures, providing that such undertakings do not completely preempt Consultant's availability during the term of this Agreement. Neither Consultant nor her employees will be considered by reason of the provisions of this Agreement or otherwise as being an employee of the Company or as being entitled to participate in any health insurance, medical, pension, bonus or similar employee benefit plans sponsored by the Company for its employees. Consultant shall report all earnings under this Agreement in the manner appropriate to its status as an independent contractor and shall file all necessary reports and pay all taxes with respect to such payments.

          Services

          1. Subject to the terms and conditions of this Agreement, the Company hereby engages the Consultant, and Consultant hereby accepts the engagement, to provide advice, analysis and recommendations (the "Services") to the Company with respect to the following:

               1.   Short-term marketing, modeling, and trade show staffing
               2.   Meeting with qualified companies for product introductions

During the term of this Agreement, Consultant shall render such consulting services as the Company from time to time reasonably requests, which services shall include but not be limited to those rendered by Consultant to Company prior to the date hereof; provided that:

 (a) To the extent practicable such services shall be furnished only at such time and places as are mutually satisfactory to the Company and Consultant; and


/27/


 (b) Consultant shall not be called upon to devote more than 40 hours in any week in performing such services and shall not be required to perform any services hereunder while Consultant is on vacation or suffering from an illness.

          2. Compensation and Expenses. For the Services provided by the Consultant, the Company (i) shall compensate the Consultant by delivering to the Consultant, not later than March 30, 2001, one thousand (1,000) shares of the common stock of the Company ("Common Stock") that is Freely Tradeable (as hereinafter defined). "Freely Tradeable" means shares that may be sold at any time by the Consultant free of any contractual or other restriction on transfer and which have been appropriately listed or registered for such sale on all securities markets on any shares of the Common Stock are currently so listed or registered; and (ii) will reimburse the Consultant for reasonable out-of-pocket pre approved expenses incurred in connection with the performance of the Services, provided, however, that Consultant submits receipts or other expense records to the Company in accordance with the Company's general reimbursement policy then in effect.

          3. Employee Benefit Plans. Because Consultant is a consultant to and not an employee of the Company, Consultant shall not be entitled to participate in any employee benefit plans in effect for employees of the Company.

          4. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Company and its affiliates, successors and assigns and is binding upon and inures to the benefit of Consultant and his successors and assigns; provided that in no event shall Consultant's obligations to perform the Services be delegated or transferred by Consultant without the prior written consent of the Company.

          5. Term. This Agreement shall commence on the date hereof and, unless sooner terminated in accordance with the provisions of Section 6 hereof, shall expire on August 30, 2000.

          6. Termination. Either the Company or Consultant may terminate this Agreement for material breach upon at least thirty
(30) days prior written notice specifying the nature of the breach, if such breach has not been substantially cured within the thirty (30) day period.

          7. Independent Contractor Relationship. Consultant and the Company are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint ventures. Neither party shall have the power or right to bind or obligate the other party, nor shall it hold itself out as having such authority.

          8. Indemnification. Company shall indemnify and hold harmless the Consultant from and against any and all losses, damages, liabilities, reasonable attorney's fees, court costs and expenses resulting or arising from any third-party claims, actions, proceedings, investigations, or litigation relating to or arising from or in connection with this Agreement, or any act or omission by Company.

          9. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be

/28/

in writing and shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) when sent by facsimile transmission, when receipt therefor has been duly received, or
(iii) when mailed by United States registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed set forth in the preamble to this Agreement or to such other address as any party may have furnished to the other in any writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          10. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by authorized officers of each party. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of New York. Any controversy arising under or in relation to this Agreement shall be settled by binding arbitration in New York, New York in accordance with the laws of the State of New York and the rules of the American Arbitration Association.

          11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          12. Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability, without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reduction it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Company and Consultant as of the date first written above.

                                   American IR Technologies, Inc.

                                   By: /s/ Ron Ryan
                                       -------------------
                                   Name:     Ron Ryan
                                   Title:    President

                                   Consultant

                                   By: /s/ Betty Vancrey
                                       -------------------
                                   Name:     Betty Vancrey


/29/


Exhibit 4.17

                INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement ("Agreement") is made and effective this 1st day of March 2001 and between Mitchell
Nusbaum ("Consultant") and American IR Technologies, Inc.
("Company").

Now, therefore, Consultant and Company agree as follows:

1.  Engagement.
Company hereby engages Consultant, and Consultant accepts engagement, to provide to Company the following services:
Operate in the capacity of Vice President of Sales and perform all related duties normally associated with the position.

2.  Term.
Consultant shall provide services to Company pursuant to this Agreement for a term commencing on March 1st , 2001 and renewable automatically and ongoing, every calendar quarter thereafter.

3.  Place of Work.
Consultant shall render services primarily at Consultant's and company's offices, but will, upon request, provide the services at Company offices or such other places as reasonably requested by Company as appropriate for the performance of particular services.

4.  Time.
Consultant's daily schedule and hours worked under this Agreement on a given day shall generally be subject to Consultant's discretion, provided that Consultant and Company anticipate that Consultant shall work on average 20 hours per week in the performance of services pursuant to this Agreement. Company relies upon Consultant to devote sufficient time as is reasonably necessary to fulfill the spirit and purpose of this Agreement.

5.  Payment.
Company shall pay Consultant 38,710 shares (free trading) in the common stock of the Company for services performed pursuant to this Agreement, for the first six months of service, in advance, based on the "strike price" as at the date of this contract, March 1st, 2001, that being approximately $ 00.31 cents per share. Payment shall be made in one installment. The Consultant shall further receive $ 1,000.00 per month in negotiable currency, payable at the end of each month for services for the first 6 months of this contract. The Company shall bear all of Consultant's expenses incurred in the performance of this Agreement, and any extenuating items, if arranged and agreed to in writing by the Company.

6.  Covenant Not to Compete.
During the term of this Agreement and for a period of two years thereafter, Consultant shall not represent products known to be in direct competition with American IR products.

7.  Confidentiality.
During the term of this Agreement, and thereafter two years, Consultant shall not, without the prior written consent of Company, disclose to anyone any Confidential Information.

/30/

"Confidential Information" for the purposes of this Agreement shall include Company's proprietary and confidential information such as, but not limited to, customer lists, business plans, marketing plans, financial information, designs, drawing, specifications, models, software, source codes and object codes. Confidential Information shall not include any information that:

A.  Is disclosed by Company without restriction;

B.  Becomes publicly available through no act of Consultant;

C.  Is rightfully received by Consultant from a third party.

8.  Termination.
A.  This Agreement may be terminated by Company as follows:
i. If Consultant is unable to provide the consulting services by reason of temporary or permanent illness, disability, incapacity or death.

ii. Breach or default of any obligation of Consultant pursuant to Section 6, Covenant Not to Compete, or Section 7,
Confidentiality, of this Agreement.

iii. Breach or default by Consultant of any other material obligation in this Agreement, which breach or default is not cured within five (5) days of written notice from Company.

B.  Consultant may terminate this Agreement as follows:
i. Breach or default of any material obligation of Company, which breach or default is not cured within five (5) days of written notice from Consultant.

ii. If Company files protection under the federal bankruptcy laws, or any bankruptcy petition or petition for receiver is commenced by a third party against Company, any of the foregoing of which remains undismissed for a period of sixty (60) days.

9.  Independent Contractor.
Consultant is and throughout this Agreement shall be an independent contractor and not an employee, partner or agent of Company. Consultant shall not be entitled to nor receive any benefit normally provided to Company's employees such as, but not limited to, vacation payment, retirement, health care or sick pay. Company shall not be responsible for withholding income or other taxes from the payments made to Consultant. Consultant shall be solely responsible for filing all returns and paying any income, social security or other tax levied upon or determined with respect to the payments made to Consultant pursuant to this Agreement.

10.  Tools and Supplies.
Unless otherwise agreed to by Company in advance, Consultant shall be solely responsible for procuring, paying for and maintaining any computer equipment, software, paper, tools or supplies necessary or appropriate for the performance of Consultant's services hereunder.


/31/

11.  Controlling Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

12.  Headings.
The headings in this Agreement are inserted for convenience only and shall not be used to define, limit or describe the scope of this Agreement or any of the obligations herein.

13.  Final Agreement.
This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed only by an agreement in writing signed by both of the parties.

14.  Notices.
Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by recognized overnight courier service as follows:

     If to Consultant:
     Mitchell Nusbaum
     2724 West Blaine Street
     Seattle, Washington, 98199

     If to Company:
     American IR Technologies, Inc.
     3080 West Post Rd.
     Las Vegas, NV 89118

15.  Severability.
If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

IN WITNESS WHEREOF, the parties as of the date first above written have executed this Agreement.




/s/ Mitchell Nusbaum               /s/ Ron Ryan
--------------------               ------------
Mitchell Nusbaum                   Ron Ryan
Consultant                         American IR Technologies, Inc.



/32/


Exhibit 4.18

                INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement ("Agreement") is made and effective this 1st day of March 2001 and between Michael Sund
("Consultant") and American IR Technologies, Inc. ("Company").

Now, therefore, Consultant and Company agree as follows:

1.  Engagement.
Company hereby engages Consultant, and Consultant accepts engagement, to provide to Company the following services:
Operate in the capacity of Vice President of Marketing and perform all related duties normally associated with the position.

2.  Term.
Consultant shall provide services to Company pursuant to this Agreement for a term commencing on March 1st , 2001 and renewable automatically and ongoing, every calendar quarter thereafter.

3.  Place of Work.
Consultant shall render services primarily at Consultant's and company's offices, but will, upon request, provide the services at Company offices or such other places as reasonably requested by Company as appropriate for the performance of particular services.

4.  Time.
Consultant's daily schedule and hours worked under this Agreement on a given day shall generally be subject to Consultant's discretion, provided that Consultant and Company anticipate that Consultant shall work on average 20 hours per week in the performance of services pursuant to this Agreement. Company relies upon Consultant to devote sufficient time as is reasonably necessary to fulfill the spirit and purpose of this Agreement.

5.  Payment.
Company shall pay Consultant 38,710 shares (free trading) in the common stock of the Company for services performed pursuant to this Agreement, for the first six months of service, in advance, based on the "strike price" as at the date of this contract, March 1st, 2001, that being approximately $ 00.31 cents per share. Payment shall be made in one installment. The Consultant shall further receive $ 1,000.00 per month in negotiable currency, payable at the end of each month for services for the first 6 months of this contract. The Company shall bear all of Consultant's expenses incurred in the performance of this Agreement, and any extenuating items, if arranged and agreed to in writing by the Company.

6.  Covenant Not to Compete.
During the term of this Agreement and for a period of two years thereafter, Consultant shall not represent products known to be in direct competition with American IR products.

7.  Confidentiality.
During the term of this Agreement, and thereafter two years, Consultant shall not, without the prior written consent of Company, disclose to anyone any Confidential Information.

/33/

"Confidential Information" for the purposes of this Agreement shall include Company's proprietary and confidential information such as, but not limited to, customer lists, business plans, marketing plans, financial information, designs, drawing, specifications, models, software, source codes and object codes. Confidential Information shall not include any information that:

A.  Is disclosed by Company without restriction;

B.  Becomes publicly available through no act of Consultant;

C.  Is rightfully received by Consultant from a third party.

8.  Termination.
A.  This Agreement may be terminated by Company as follows:
i. If Consultant is unable to provide the consulting services by reason of temporary or permanent illness, disability, incapacity or death.

ii. Breach or default of any obligation of Consultant pursuant to Section 6, Covenant Not to Compete, or Section 7,
Confidentiality, of this Agreement.

iii. Breach or default by Consultant of any other material obligation in this Agreement, which breach or default is not cured within five (5) days of written notice from Company.

B.  Consultant may terminate this Agreement as follows:
i. Breach or default of any material obligation of Company, which breach or default is not cured within five (5) days of written notice from Consultant.

ii. If Company files protection under the federal bankruptcy laws, or any bankruptcy petition or petition for receiver is commenced by a third party against Company, any of the foregoing of which remains undismissed for a period of sixty (60) days.

9.  Independent Contractor.
Consultant is and throughout this Agreement shall be an independent contractor and not an employee, partner or agent of Company. Consultant shall not be entitled to nor receive any benefit normally provided to Company's employees such as, but not limited to, vacation payment, retirement, health care or sick pay. Company shall not be responsible for withholding income or other taxes from the payments made to Consultant. Consultant shall be solely responsible for filing all returns and paying any income, social security or other tax levied upon or determined with respect to the payments made to Consultant pursuant to this Agreement.

10.  Tools and Supplies.
Unless otherwise agreed to by Company in advance, Consultant shall be solely responsible for procuring, paying for and maintaining any computer equipment, software, paper, tools or supplies necessary or appropriate for the performance of Consultant's services hereunder.

/34/

11.  Controlling Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

12.  Headings.
The headings in this Agreement are inserted for convenience only and shall not be used to define, limit or describe the scope of this Agreement or any of the obligations herein.

13.  Final Agreement.
This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed only by an agreement in writing signed by both of the parties.

14.  Notices.
Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by recognized overnight courier service as follows:

     If to Consultant:
     Michael Sund
     3315 Withersed Lane
     Walnut Creek, California 94598

     If to Company:
     American IR Technologies, Inc.
     3080 West Post Rd.
     Las Vegas, NV 89118

15.  Severability.
If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

IN WITNESS WHEREOF, the parties as of the date first above written have executed this Agreement.






/s/ Michael Sund                          /s/ Ron Ryan
----------------                          ------------
Michael Sund                              Ron Ryan
Consultant                                American IR Technologies, Inc.


/35/

Exhibit 4.19

                  CONSULTING SERVICES AGREEMENT

     THIS CONSULTING SERVICES AGREEMENT (this "Agreement"), dated as of November 29, 2000, between American IR Technologies, Inc., a Nevada corporation (the "Company"), and Vaughn Inman ("Consultant"), an individual.

WITNESSETH:

WHEREAS, Company desires to retain Consultant to consult and advise the Company, and Consultant is willing to provide such services:

NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the parties agree as follows:

Consulting Arrangement. The Company hereby engages Consultant as an independent contractor and not as an employee, to render consulting services to the Company as hereinafter provided and Consultant hereby accepts such engagement for a period commencing on August 1, 2000 and ending on December 31, 2000. Consultant agrees that Consultant will not have any authority to bind or act on behalf of the Company. Consultant shall at all times be an independent contractor hereunder, rather than an agent, coventurer, employee or representative of the Company. The Company hereby acknowledges and agrees that Consultant may engage directly or indirectly in other businesses and ventures and shall not be required to perform any services under this Agreement when, or for such periods in which, the rendering of such services shall unduly interfere with such other businesses and ventures, providing that such undertakings do not completely preempt Consultant's availability during the term of this Agreement. Neither Consultant nor his employees will be considered by reason of the provisions of this Agreement or otherwise as being an employee of the Company or as being entitled to participate in any health insurance, medical, pension, bonus or similar employee benefit plans sponsored by the Company for its employees. Consultant shall report all earnings under this Agreement in the manner appropriate to its status as an independent contractor and shall file all necessary reports and pay all taxes with respect to such payments.

          Services

          1. Subject to the terms and conditions of this Agreement, the Company hereby engages the Consultant, and Consultant hereby accepts the engagement, to provide advice, analysis and recommendations (the "Services") to the Company with respect to the following:

               1. Short- and long-term strategic planning
               2. Short-term crisis management
               3. Meeting with/selecting qualified companies for joint
                   ventures
               4. Identification/selection of board members
               5. Identification of qualified investors


During the term of this Agreement, Consultant shall render such consulting services as the Company from time to time reasonably requests, which services shall include but not be limited to those rendered by Consultant to Company prior to the date hereof; provided that:

/36/

 (a) To the extent practicable such services shall be furnished only at such time and places as are mutually satisfactory to the Company and Consultant; and

 (b) Consultant shall not be called upon to devote more than ten hours in any week in performing such services and shall not be required to perform any services hereunder while Consultant is on vacation or suffering from an illness.

          2. Compensation and Expenses. For the Services provided by the Consultant, the Company (i) shall compensate the Consultant by delivering to the Consultant, not later than March 31, 2001, fifty thousand (50,000) shares of the common stock of the Company ("Common Stock") that is Freely Tradeable (as hereinafter defined). "Freely Tradeable" means shares that may be sold at any time by the Consultant free of any contractual or other restriction on transfer and which have been appropriately listed or registered for such sale on all securities markets on any shares of the Common Stock are currently so listed or registered; and (ii) will reimburse the Consultant for reasonable out-of-pocket pre approved expenses incurred in connection with the performance of the Services, provided, however, that Consultant submits receipts or other expense records to the Company in accordance with the Company's general reimbursement policy then in effect.

          3. Employee Benefit Plans. Because Consultant is a consultant to and not an employee of the Company, Consultant shall not be entitled to participate in any employee benefit plans in effect for employees of the Company.

          4. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Company and its affiliates, successors and assigns and is binding upon and inures to the benefit of Consultant and his successors and assigns; provided that in no event shall Consultant's obligations to perform the Services be delegated or transferred by Consultant without the prior written consent of the Company.

          5. Term. This Agreement shall commence on the date hereof and, unless sooner terminated in accordance with the provisions of Section 6 hereof, shall expire on December 31, 2000.

          6. Termination. Either the Company or Consultant may terminate this Agreement for material breach upon at least thirty
(30) days prior written notice specifying the nature of the breach, if such breach has not been substantially cured within the thirty (30) day period.

          7. Independent Contractor Relationship. Consultant and the Company are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint ventures. Neither party shall have the power or right to bind or obligate the other party, nor shall it hold itself out as having such authority.

          8. Indemnification. Company shall indemnify and hold harmless the Consultant from and against any and all losses, damages, liabilities, reasonable attorney's fees, court costs and expenses resulting or arising from any third-party claims,

/37/

actions, proceedings, investigations, or litigation relating to or arising from or in connection with this Agreement, or any act or omission by Company.

          9. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) when sent by facsimile transmission, when receipt therefor has been duly received, or
(iii) when mailed by United States registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed set forth in the preamble to this Agreement or to such other address as any party may have furnished to the other in any writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          10. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by authorized officers of each party. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of New York. Any controversy arising under or in relation to this Agreement shall be settled by binding arbitration in New York, New York in accordance with the laws of the State of New York and the rules of the American Arbitration Association.

          11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          12. Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability, without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reduction it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.


/38/






     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Company and Consultant as of the date first written above.

                                  American IR Technologies, Inc.



                                  By: /s/ Ron Ryan
                                     ------------
                                     Name:     Ron Ryan
                                     Title:    President


                                  Consultant



                                  By:  /s/ Vaughn Inman
                                      ----------------
                                      Name:   Vaughn Inman

/39/


Exhibit 5.3

Thomas C. Cook and Associates, Ltd.
Attorneys and Counselors at Law
3110 South Valley View, Suite 106
Las Vegas, Nevada  89102



Thomas C. Cook, Esq.                     Telephone  (702) 876-5941
Admitted to practice in                  Facsimile  (702) 876-8865
Nevada and California
tcook@esquireonline.com


March 29, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                   American IR Technologies, Inc.
                   Registration Statement on Form S-8
Gentlemen:

     We have been requested by American IR Technologies, Inc., a Nevada corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 552,520 Shares (the "Shares") of the Company's common stock, par value $.001 per Share offered on behalf of the Company in connection with the Company's Consultant Agreements between American IR Technologies, Inc. and Elsa Bugarini, Tore Dietrich, Christopher McNeill, Larry Klesman, Ross Wilkinson, Betty Vancrey, Mitchell Nusbaum, Michael Sund, and Vaughn Inman.

     In connection with this opinion, we have examined the Registration Statement, Annual Report, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

     We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of Nevada.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.


Sincerely,

/s/ Thomas C. Cook
-----------------------------------
Thomas C. Cook and Associates, Ltd.


/40/

Exhibit 23.4


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of American IR Technologies, Inc. on Form S-8, of our report dated March 21, 2001, on our audit of the financial statements of American IR Technologies, Inc. as of and for the year ended December 31, 2000, which report is included in the Annual Report on Form 10-KSB.


\s\ Stark Tinter & Associates, LLC
----------------------------------
March 29, 2001
Denver, Colorado


/41/